Exhibit (15)(x)

NEUBERGER BERMAN CODE OF ETHICS January 2016

CODE OF ETHICS This Code of Ethics (the "Code") is adopted by the U.S. based registered investment advisers (the “NB Advisers”)1 of Neuberger Berman Group LLC (the “Firm”) pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) and Neuberger Berman Investment Advisers LLC (“NBIA”), Neuberger Berman Management LLC (“NB Management”), the Neuberger Berman Group of Funds (the “NB Funds”) and any NB Adviser that serves as investment adviser or sub-adviser to the NB Funds or other non-NB Funds (collectively, the “Funds”) pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “Company Act”). Any questions relating to this document should be brought to the attention of your designated Chief Compliance Officer or the firm’s Head of Compliance, Brad E. Cetron. A list of Chief Compliance Officers and other Compliance contacts within the Firm is attached here as Exhibit A. By accepting employment with the Firm, you have agreed to be bound by this Code of Ethics. On an annual basis you will be required to certify in writing your understanding of, and adherence to, this Code and your intention to comply with its requirements (including any amendments). 1 NB Alternative Investment Management LLC, NB Alternatives Advisers LLC, Neuberger Berman In ve s t me nt Ad vis e r s LLC a nd Neuberger Berman LLC and NB Management. This Code also applies to Neuberger Berman Trust Company N.A. and Neuberger Berman Trust Company of Delaware N.A. 2

Table of Contents Statement of General Principles .................................................................................................... 5 A. General Prohibitions .................................................................................................................. 6 B. Definitions ................................................................................................................................... 6 C. Code Policies ............................................................................................................................. 11 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14. Covered Accounts ............................................................................................................... 11 Initial Public Offerings ....................................................................................................... 12 Insider Trading ................................................................................................................... 12 Transactions in Restricted List Securities........................................................................... 12 Private Placements ............................................................................................................. 12 Dissemination of Client Information.................................................................................... 13 Gifts ..................................................................................................................................... 13 Related Issuer ...................................................................................................................... 13 Trading Opposite Clients .................................................................................................... 13 Service on a Board of Directors ......................................................................................... 14 Limitations on Short and Long Positions............................................................................ 14 Transactions in Shares of Funds......................................................................................... 14 Sanctions ............................................................................................................................. 15 Violations ............................................................................................................................ 15 D. Reporting Requirements ......................................................................................................... 15 1. 2. 3. 4. Reports by Access Persons.................................................................................................. 15 Reports by Disinterested Directors/Trustees ...................................................................... 16 Exceptions to Reporting Requirements ............................................................................... 17 Notification of Reporting Obligations ................................................................................. 17 E. Code Procedures....................................................................................................................... 17 1. 2. Maintenance of Covered Accounts ..................................................................................... 17 Pre-Clearance of Securities Transactions .......................................................................... 18 a. b. c. d. Access Persons ................................................................................................................ 18 Advisory Persons ............................................................................................................ 18 NB CEF Insiders ............................................................................................................. 19 Exceptions from Pre-Clearance Requirement................................................................. 19 3. Blackout Period .................................................................................................................. 19 a. Same Day – Advisory Persons of a Fund........................................................................ 19 b. Research Personnel ......................................................................................................... 19 Price Restitution.................................................................................................................. 19 4. a. b. c. d. Same Day Price Restitution ............................................................................................ 19 Five(5)/One(1) Day Price Restitution – Advisory Persons............................................. 20 Price Restitution Execution............................................................................................. 20 Exceptions to Price Restitution ....................................................................................... 20 5. Holding Periods .................................................................................................................. 21 a. Thirty (30) Day Holding Period ...................................................................................... 21 b. Sixty (60) Day Holding Period ....................................................................................... 21 3

c. Exceptions to the Holding Periods .................................................................................. 21 6. Code Procedures Monitoring ............................................................................................. 22 F. NB Funds’ Ethics and Compliance Committee..................................................................... 22 G. Annual Report to the NB Funds’ Board ................................................................................. 22 H. Administration ........................................................................................................................ 23 I. Recordkeeping .......................................................................................................................... 23 Exhibit A: Exhibit B: Compliance Contacts ................................................................................................ 25 Applicability of Code Procedures to Temporary Access Persons......................... 26 4

Statement of General Principles The Code is designed to ensure, among other things, that employees put Client interests first and conduct their activities in a manner consistent with applicable Federal Securities Laws. The following principles shall govern the personal investment activities of all individuals subject to this Code: • Employees must at all times place the interests of Clients ahead of their personal interests - Client trades have priority over personal securities trades. • Personal securities transactions must be conducted in accordance with this Code and in such a manner as to avoid any actual, perceived or potential conflict of interest or abuse of an employee’s position of trust and responsibility. • Employees should not take advantage of their position to benefit themselves at the expense of any Client. • In personal securities investing, employees should follow a philosophy of investment rather than trading. • Employees must comply with applicable Federal Securities Laws. 5

A. General Prohibitions No person associated with the NB Advisers or the Firm, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a Client, shall: • Employ any device, scheme or artifice to defraud any Client; • Make any untrue statement of a material fact t o an y C l i e n t or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; • Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Client; • Engage in any manipulative practice with respect to any Client; • Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or • Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading. B. Definitions The following words have the following meanings in this Code: Access Person a. Any employee, officer, director of any NB Adviser or NB Fund (or any company controlled by the NB Advisers) and their Immediate Family Members; and Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by any NB Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the NB Fund regarding the purchase or sale of Covered Securities. Any temporary employee, consultant, contractor, intern or other person who will be on the Firm’s premises for a period of ninety (90) days or more. See Exhibit B for applicability of Code Procedures to Temporary Access Persons. b. c. Advisory Person An Access Person of the NB Advisers who, in connection with his or her regular functions or duties, makes, or participates in making, recommendations regarding the purchase or sale of Covered Securities by a Related Client. The determination as to whether an individual is an Advisory Person shall be made by the Legal and Compliance Department, taking into consideration the following roles and responsibilities: Portfolio Manager, Traders, Analysts (credit/research) and any member on any of their respective teams, including Administrative Assistants. 6

Beneficial Interest An employee has a Beneficial Interest in an account if they may profit or share in the profit from transactions. In general, a person is regarded as having direct or indirect Beneficial Interest in securities held in his or her name, as well as: • • in the name of an Immediate Family Member; in his or her name as trustee for himself or herself or for his or her Immediate Family Member; in a trust in which he or she has a Beneficial Interest or is the settlor with a power to revoke; by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit; in the form of acquisition rights of such security through the exercise of warrants, options, rights, or conversion rights; by a partnership of which he or she is a member; by a corporation which he or she uses as a personal trading medium; by a holding company which he or she controls; or any other relationship in which a person would have beneficial ownership under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Interest shall apply to all securities which an Access Person has or acquires. • • • • • • • Any employee who wishes to disclaim a Beneficial Interest in any securities must submit a written request to the Legal and Compliance Department explaining the reasons therefore. Any disclaimers granted by the Legal and Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any employee with respect to an account o f an Immediate Family Member, the provisions of this Code applicable to such employee shall not apply to the Immediate Family Member for which such disclaimer was granted. However, if the Immediate Family Member whose account was disclaimed is also an employee of an NB Adviser, the sections of this Code applicable to employees would still be applicable to the employee’s Immediate Family Member. Blind Trust A trust in which an Access Person has Beneficial Interest or is the settlor with a power to revoke, with respect to which the Legal and Compliance Department has determined that such Access Person has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein, provided, however, that direct or indirect influence or control of such trust is held by a person or entity not associated with the Firm and not a relative of such Access Person. Client An investment advisory account, including, but not limited to, the Funds, other commingled investment vehicles and separate accounts for which any of the NB Advisers provides investment advice, management or exercises discretion. 7

“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Generally, any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company (Section 2(a)(9) of the Company Act). Covered Account An account held in the name of an Access Person where the Access Person has, or is deemed to have, a Beneficial Interest, including investments held outside of an account over which an Access Person has physical control, such as a stock certificate. Covered Security a. Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; Shares of any Fund; and Exchange Traded Funds and closed-end funds registered under the Company Act. b. c. The term Covered Security does not include: a. Direct obligations of the Government of the United States, its territories or States or Related Securities thereof, (including short term debt securities that are government securities within the meaning of the law); Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements; and Shares issued by registered open-end investment companies for which any NB Adviser does not act as investment adviser, sub-adviser or distributor provided such shares are held directly with the fund company in a mutual fund account and not in a third party brokerage account unless the Access Person has obtained prior written approval from the Leg al an d Compliance Department to maintain such account. b. c. De minimis Restitution Price restitutions that result in less than $1000 collectively or where the gain to be received by each underlying Client account is less than $100. Disinterested Director/Trustee A person who serves as director/trustee of an NB Fund and is not otherwise affiliated with an NB Fund. 8

Domestic Partnership An interpersonal relationship between two individuals who live together and share a common domestic life (“Domestic Partners”).2 Ethics and Compliance Committee The Ethics and Compliance Committee of the NB Funds. Exchange Traded Fund Unit investment trusts or open-ended investment companies r eg i s t er ed under the Company Act that trade on a national stock exchange. Exempt Transactions Transactions that may be exempt from certain provisions of the Code such as, pre-clearance, minimum holding periods, or blackout periods. Exempt Transactions are not exempt from the general provisions of the Code including reporting requirements. The following have been defined as Exempt Transactions: a. b. Transactions in Managed Accounts. Transactions made automatically in accordance with a predetermined schedule and allocation, such as part of a dividend reinvestment plan (“DRIP”). An involuntary purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired. The acquisition or disposition of securities through stock dividends, stock splits, reverse stock splits, mergers, margin calls, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities. Securities transactions effected in Blind Trusts. A transaction by an NB Fund Disinterested Director/Trustee unless at the time of such transaction, the Disinterested Fund Director/Trustee, knew or should have known that, during the fifteen calendar day period immediately preceding or, after the date of the transaction by the Disinterested Director/Trustee, such security was purchased or sold by the NB Fund or was being considered for purchase or sale for Clients of the NB Adviser. Transactions in the following broad-based security indices: S&P 500, NASDAQ, 7-10 Year Treasury Bond Index, 20+ Year Treasury Bond Index, Russell 2000 and Dow Jones Industrial Average. Other transactions designated in writing by the Legal and Compliance Department. c. d. e. f. g. h. Federal Securities Laws The Securities Act of 1933 (“Securities Act”), the Securities Exchange Act of 1934 (“Exchange Act”), the Company Act, the Advisers Act, the Sarbanes-Oxley Act of 2002 (as applicable), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission 2 The above definition is being used solely for purposes of this Code of Ethics and should not be construed as the applicable definition for other purposes (e.g., employee benefits). 9

(“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to registered investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury. Fund Any investment company, and series thereof, registered under the Company Act for which any NB Adviser is the investment manager, investment adviser, sub-adviser, administrator or distributor. iCompliance The Firm’s proprietary employee compliance dashboard managed by the Legal and Compliance Department. iCompliance facilitates the reporting and monitoring of a number of key compliance requirements including: the Firm’s annual personal securities holding affirmation; tracking of employee outside investments, outside activities, political contributions and employee licenses and registrations; and a pre-trade approval process for employee trading activity that occurs at third party broker-dealers. Immediate Family Member a. An Access Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, Domestic Partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships; and b. Any other relative or person who shares the same household as the Access Person and to whom the employee provides material financial support and is deemed to be an Immediate Family Member by the Legal and Compliance Department. Legal and Compliance Department The Neuberger Berman Legal and Compliance Department. Limited Access Person An Access Person’s Immediate Family Member who would otherwise be an Access Person but who is determined by the Legal and Compliance Department to be a Limited Access Person considering factors including, but not limited to, whether the Immediate Family Member shares the same household as the Access Person and is financially dependent on the Access Person. Limited Access Person Account An account in the name of a Limited Access Person held at the Firm. A Limited Access Person Account may be treated as a Managed Account at the discretion of the Legal and Compliance Department. Managed Account A Covered Account where full control and investment discretion has been delegated pursuant to an investment advisory agreement that includes the payment of a management fee to: 1) an unrelated third party investment manager, or 2) a Neuberger Berman portfolio management team of which the employee is not a member. A Limited Access Person Account may be treated as a Managed Account at the discretion of the Legal and Compliance Department. 10

NB Advisers The Firm’s U.S.-based investment advisers: Neuberger Berman Investment Advisers LLC, Neuberger Berman LLC, NB Management LLC, NB Alternative Investment Management LLC, NB Alternatives Advisers LLC, Neuberger Berman Trust Company N.A., Neuberger Berman Trust Company of Delaware N.A. NB Closed-End Fund (“CEF”) Insider An Access Person who is a director, officer or principal stockholder (holder of more than 10% of a class of reportable securities) of any company that has a class of equity securities registered pursuant to Section 12 of the Exchange Act and is subject to beneficial ownership reporting obligations under Section 16. Obligations apply to all insiders of the closed-end funds (“NB CEF”) as well as to NBIA and certain of its affiliated persons. NB Funds The NB Group of Funds. Private Placement An offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 under the Securities Act. Related Client A Client account, including a proprietary account consisting of seed capital during the incubation period, for which an Advisory Person or the portfolio management team of which the Advisory Person is a member, has or is deemed to have, investment decision-making authority or is responsible for maintaining and/or reviewing information pertaining to the account. Related Issuer An issuer with respect to which an Advisory Person or their Immediate Family Member: (i) has a material business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or (ii) is an Immediate Family Member of any officer, director or senior management employee of such issuer. Security Held or to be Acquired by a Client Any Covered Security that within the most recent fifteen (15) days: • • is or has been held by a Client, or is being or has been considered by a NB Adviser for purchase by such Client. Trading Desk The Neuberger Berman Trading Desk. C. Code Policies 1. Covered Accounts Access Persons who are not Advisory Persons are generally permitted to maintain their 11

Covered Accounts at Neuberger Berman, or with prior approval from the Legal and Compliance Department, at Fidelity Investments (“Fidelity”). Advisory Persons are generally required to maintain their Covered Accounts at Neuberger Berman. 3 2. Initial Public Offerings Access Persons are generally prohibited from acquiring direct or indirect beneficial ownership of any equity security in an initial public offering. 3. Insider Trading The Firm has adopted an Information Barrier Policy and related MNPI Procedures (together, the “Insider Trading Policy and Procedures”). All Access Persons are required to be familiar with the Insider Trading Policy and Procedures and shall certify, on an annual basis, that they have read, understood and complied with the requirements of this Code and the Insider Trading Policy and Procedures. 4. Transactions in Restricted List Securities Access Persons may obtain material non-public information (“MNPI”) or establish special or “insider” relationships with one or more issuers of securities (e.g., the employee may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, and so forth). In such cases, the Access Person should keep in mind that they are subject to the Firm’s Information Barrier Policy and the MNPI Procedures. 5. Private Placements Access Persons may not acquire direct or indirect Beneficial Interest in any Private Placement without prior written approval from the Legal and Compliance Department and such other persons as may be required. Private Placements include, but are not limited to, any interest in a hedge fund, private equity vehicle or other similar private or limited offering investment. Approval of a Private Placement shall take into account, among other factors, whether: i) the investment opportunity should be reserved for a Client, and ii) the opportunity is being offered to the individual by virtue of his or her position with the Firm, the NB Adviser or his or her relationship with or to the Client or the issuer of the Private Placement. Additional capital investments (other than capital calls related to the initially approved investment) in a previously approved Private Placement require a new approval. Advisory Persons who hold a previously approved Private Placement and are subsequently involved, or play a part in the consideration of the same Private Placement as an investment for a Related Client, must inform the Legal and Compliance Department of their personal investment (or their Immediate Family Member’s investment). The decision to investment 3 See Section E(1) for information related to Maintenance of Employee Covered Accounts. 12 in the Private Placement for a Related Client will be determined by the Legal and Compliance Department and other relevant parties as deemed necessary for the review process. Access Persons’ private placement redemptions are subject to review and approval by the Legal and Compliance Department. 6. Dissemination of Client Information Access Persons are prohibited from revealing material information relating to current or anticipated investment intentions, portfolio transactions or activities of Client/Funds except to persons whose responsibilities require knowledge of such information. 7. Gifts Access Persons are prohibited from giving or receiving any gift or other item of value to or from any one person or entity that does business with the Firm without prior approval from the Legal and Compliance Department. Generally, promotional items valued at $25 or less do not require prior approval although certain recipients may be subject to stricter gift limits under state rules or rules applicable to ERISA fiduciaries. The Firm has adopted gift and entertainment policies to which all employees are subject. See the NB Code of Conduct and the Political Activity Policy for additional information. 8. Related Issuer Advisory Persons are required to disclose to the Legal and Compliance Department when they play a part in any consideration of an investment by a Client in a Related Issuer. The decision to purchase securities of the Related Issuer for a Client will be determined by the Legal and Compliance Department and other relevant parties as deemed necessary for the review process. 9. Trading Opposite Clients No Advisory Person or Advisory Person of a Fund may execute transactions in a Covered Security held in a Covered Account that would be on the opposite side of any trade in a Related Client account that was executed within 5 business days prior to the trade in the Covered Account ("Opposite Side Trade"). For example, if an Advisory Person executes a purchase of shares of Company XYZ on Monday, February 1st for a Related Client account(s), that Advisory Person and their team will be prohibited from executing a sale of shares of Company XYZ for their Covered Accounts between the time when the Related Client order was submitted on Monday, February 1st through the close of trading on Monday, February 8th. Notwithstanding the foregoing, an Advisory Person or Advisory Person of a Fund (or their team member) may execute an Opposite Side Trade for the following reasons: 13

• • to capture a gain or loss for tax purposes; the Advisory Person or Advisory Person of a Fund sold the security for the Related Client account in order to raise cash; securities transactions effected in Blind Trusts; securities transactions that are non-volitional on the part of the Advisory Person or Advisory Person of a Fund. Non-volitional transactions include shares obtained or redeemed through a corporate action (e.g. stock dividend) or the exercise of rights issued by an issuer pro rata to all holders of a class of securities; or other such exceptions as may be granted by the Legal and Compliance Department. • • • 10. Service on a Board of Directors Access Persons are prohibited from serving on the board of directors of any public or private company without prior written approved from the Legal and Compliance Department.4 11. Limitations on Short and Long Positions Advisory Persons are not permitted to: a) sell short an y securit y (or any derivative having the same economic effect as a short sale) that they hold or intend to hold for a Related Client; or b) buy a long position in a security (or any derivative having the same economic effect as holding a long position) if they have or intend to create a short position in the same security for a Related Client. Notwithstanding the foregoing, certain types of transactions may be permitted with prior approval from the Legal and Compliance Department and the CIO (or designee), such as i. A purchase to cover an existing short position, except that if an Advisory Person intends to create a long position for a Related Client in the same security, all Related Client transactions must be completed before the Advisory Person can cover their short position. A short sale against a broad-based index. Approved broad-based indices include the S&P 500, NASDAQ, 7-10 Year Treasury Bond Index, 20+ Year Treasury Bond Index, Russell 2000 and Dow Jones Industrial Average. Any other index must be approved by the Legal and Compliance Department before engaging in any short sales against such index. A short sale to hedge an existing security position provided the hedging activity is proportionate to the account. Any approvals granted under this section will not relieve the Advisory Person from being subject to Price Restitution. ii. iii. iv. 12. Transactions in Shares of Funds a. All trading in shares of a Fund is subject to the terms of the prospectus and the Statement of Additional Information of the Fund. 4 Request must be made through iCompliance by completing the Outside Affiliation request form. 14

b. No Access Person may engage in excessive trading or market timing in any shares of any Fund. 13. Sanctions The Firm shall have the authority to impose sanctions for violations of this Code. Such sanctions may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty deemed to be appropriate. 14. Violations Access Persons must report apparent or suspected violations in addition to actual or known violations of the Code to the Legal and Compliance Department. Access Persons are encouraged to seek advice from the Legal and Compliance Department with respect to any action or transaction which may violate this Code and to refrain from any action or transaction which might lead to the appearance of a violation. The types of reporting that are required under this Code include: • • • Non-compliance with applicable laws, rules, and regulations; Fraud or illegal acts involving any aspect of the Firm’s business; Material misstatements in regulatory filings, internal books and records, client records or reports; Activity that is harmful to clients, including fund investors; and Deviations from required controls and procedures that safeguard clients and the Firm. • • D. Reporting Requirements5 1. Reports by Access Persons a. Initial Disclosure i. All Access Persons must disclose their Covered Accounts within 10 calendar days of becoming an Access Person. The initial holdings disclosure must include all Covered Accounts in which the Access Person has a direct or indirect Beneficial Interest. Access Persons may satisfy this requirement by providing copies of their account statements for all Covered Accounts to the Legal and Compliance Department (as applicable). ii. The information provided must be current as of a date no more than 45 days prior to the date the person became an Access Person. iii. Access Persons will be provided with a copy of the Code of Ethics and be required 5 All Code reporting disclosures are done through iCompliance. 15 to acknowledge receipt of the Code. b. Quarterly Disclosure i. Within 30 days of the end of each calendar quarter, Access Persons must disclose securities transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest that occurred during the previous quarter. For each transaction executed during the quarter, the following information must be provided: • • • • • the date of the transaction; type of transaction (buy, sell, short, cover, etc.); name of security, exchange ticker, symbol or CUSIP number; the number of shares, price and principal amount; and the interest rate and maturity date (as applicable). ii. The above requirement may be satisfied if information is being received by Neuberger Berman as stated in Section D(3)(b). c. Annual Disclosure i. On an annual basis, Access Persons must affirm that all Covered Accounts have been reported and are reflected in iCompliance. ii. Access Persons are required to certify that they have read, understand, and complied with the Code of Ethics and the Insider Trading Policy and Procedures, and have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code. iii. The information provided must be current as of a date no more than 45 days of the date the report is submitted. iv. With respect to any Blind Trust in which an Access Person has a Beneficial Interest, such Access Person must certify that they do not exert any direct or indirect influence or control over the trustee by: a) suggesting or directing any particular transactions in the account, or b) consulting with the trustee regarding the allocation of investments in the account. . v. With respect to any Managed Account managed by a third-party, Access Persons must certify that they do not exert any direct or indirect influence or control over the third-party manager by: a) suggesting or directing any particular transactions in the account, or b) consulting with the third-party manager regarding the allocation of investments in the account. 2. Reports by Disinterested Directors/Trustees 16

a. A director/trustee of a NB Fund who is not an "interested person" of the NB Fund within the meaning of section 2(a)(19) of the Company Act, and who would be required to make a report solely by reason of being a NB Fund director/trustee, need not make: i.An initial holdings disclosure and annual holdings disclosure under Section D(1)(a) and (c) above; and ii. A quarterly transactions disclosure under Section D(1)(b) above, unless the director/trustee knew or, in the ordinary course of fulfilling their official duties as a NB Fund director/trustee, should have known that during the 15-day period immediately before or after the director/trustee’s transaction in a Covered Security, the NB Fund purchased or sold the Covered Security, or the NB Fund or its investment adviser considered purchasing or selling the Covered Security. 3. Exceptions to Reporting Requirements a. With regards to Section D(1)(b), Access Persons need not disclose holdings if such disclosure would duplicate information contained in trade confirmations or account statements (including electronic feeds of such information) received by Neuberger Berman. For purposes of the foregoing, the Legal and Compliance Department maintains (i) electronic records of all securities transactions effected through Neuberger Berman and Fidelity, and (ii) copies of any duplicate confirmations that have been provided to the Legal and Compliance Department under this Code of Ethics with respect to securities transactions that, pursuant to exceptions granted by the Legal and Compliance Department, have not been effected through Neuberger Berman. 4. Notification of Reporting Obligations The Legal and Compliance Department shall identify all Access Persons who are required to make reports under the Code and inform them of their reporting obligations. E. Code Procedures 1. Maintenance of Covered Accounts a. General Rules i. Access Persons who are not Advisory Persons may maintain their Covered Accounts at Neuberger Berman or Fidelity. Prior written approval from the Legal and Compliance Department is required for Fidelity accounts. ii. Advisory Persons are required to maintain their Covered Accounts at Neuberger Berman. iii. Limited Access Persons are not required to keep their securities accounts at Neuberger Berman or Fidelity. 17

b. Exceptions to Maintenance of Covered Accounts at Neuberger Berman or Fidelity: i.Managed Accounts. Any Access Person granted approval to maintain an external Managed Account is required to direct their broker, adviser or trustee to provide duplicate copies of all trade confirmations, as well as copies of account statements to the Legal and Compliance Department. ii. DRIPs established directly with the issuer that have been approved by the Legal and Compliance Department and for which duplicate copies of confirmations and periodic statements are provided. iii. Other accounts as may be permitted by the Legal and Compliance Department. 2. Pre-Clearance of Securities Transactions a. Access Persons i.Access Persons are required to obtain prior approval for transactions in Covered Accounts not maintained at Neuberger Berman by submitting a pre-clearance request in iCompliance that is compared with the Firm’s Restricted List. ii. Access Persons are required to obtain prior approval from the Trading Desk before executing any transactions in Covered Accounts held at Neuberger Berman. Before granting approval, the Trading Desk, subject to oversight by the Legal and Compliance Department, will determine whether: • the employee is an Advisory Person of a Fund that is a Related Client with a pending "buy" or "sell" order in the same ( o r r el at ed ) security; • the security is on the Firm’s Restricted List(s); or • the transaction is de minimis iii. The Legal and Compliance Department reviews transactions for required trade pre-clearance and all transactions are subject to the Price Restitution review, subject to certain exceptions (see section E(4)). b. Advisory Persons i.Advisory Persons who are members of the Firm’s Equity Research Department are subject to additional pre-approval requirements for their personal trading. Members of the Research Department should refer to the Equity Research Department’s Procedures for specific details. c. NB CEF Insiders 18

i.Access Persons who are NB CEF Insiders must obtain prior approval from mutual fund compliance before placing any transactions in the NB CEFs. d. Exceptions from Pre-clearance Requirement i. Exempt Transactions ii. Other securities designated in writing by the Legal and Compliance Department 3. Blackout Period a. Same Day – Advisory Persons of a Fund i.An Advisory Person of a Fund may not buy or sell a Covered Security on a day during which any Related Client executes either a “buy” or “sell” order in the same security (“Same Day Blackout Period”). ii. Purchases that occur within the Same Day Blackout Period will be required to be “broken.” Any losses will be incurred by the Covered Account and any gains (including gains disgorged from a sale within the Same Day Blackout Period) may be donated to a charitable organization designated by the Firm. iii. Certain Limited Access Person Accounts may be subject to the Same Day Blackout Period. b. Research Personnel i.Advisory Persons who are members of the Firm’s Equity Research Department may be subject to a blackout period for their personal trading. Members of the Research Department should refer to the Equity Research Department’s Procedures for specific details. 4. Price Restitution a. Same Day Price Restitution i. Access Persons • If an Access Person purchases or sells a Covered Security in a Covered Account and a Client purchases or sells the same security during the same day, the Access Person may not receive a more favorable price than that received by the Client. ii. Limited Access Persons • If an Advisory Person related to a Limited Access Person purchases or sells a Covered Security in the Limited Access Person Account and such 19

Advisory Person purchases or sells the same security during the same day for a Related Client, the Limited Access Person Account may not receive a more favorable price than that received by the Related Client. iii. For the avoidance of doubt, a “purchase” includes a long buy, as well as a cover short, and a “sell” includes a long sell, as well as a short sale. b. Five(5)/One(1) Day Price Restitution – Advisory Persons i.If an Advisory Person purchases or sells a Covered Security within five (5) business days prior, or one (1) business day subsequent to a Related Client (“5/1 Price Restitution”), the Advisory Person may not receive a more favorable price than that received by the Related Client. ii. Certain Limited Access Person Accounts may be subject to the 5/1 Price Restitution. iii. For the avoidance of doubt, a “purchase” includes a long buy, as well as a cover short, and a “sell” includes a long sell, as well as a short sale. c. Price Restitution Execution i. Price restitution will generally be executed when there is a total gain of at least $1000 from the difference in price received by the Access Person vs. the Related Client(s), and a gain of at least $100 to each underlying Client Account. ii. With respect to the Funds, the Legal and Compliance Department reserves the right to review the individual restitutions below $1000 and may require payment of these amounts if facts and circumstances warrant. iii. Where restitution is required, preference shall be to provide the economic benefit to Clients where operationally, contractually or legally permitted. Where otherwise not feasible or permitted, restitution may be made by transfer, wire or check and shall be remitted to the Firm for donation to a charitable organization designated by the Firm. d. Exceptions to Price Restitution i. Exempt Transactions. ii. De minimis Restitution. iii. Transactions in non-Covered Securities. iv. Transactions arising through hedged options trading. 20

v.Transactions in the Firm’s retirement contribution program. vi. Certain transactions related to the initial investment of a Related Client account or investments made as a result of additional funds contributed to an existing Related Client account communicated to the Legal and Compliance Department. vii. Other exceptions designated in writing by the Legal and Compliance Department. 5. Holding Periods a. Thirty (30) Day Holding Period i. All securities positions, including both long and short positions, established in any Covered Account must be held for at least 30 calendar days (beginning on the day of the transaction) measured on a Last In-First Out (“LIFO”) basis. b. Sixty (60) Day Holding Period ii. Access Persons are required to hold shares of any Fund for at least 60 days, measured on a LIFO basis. After the holding period has lapsed, Fund shares may be redeemed or exchanged; however, the redemption or exchange of such shares will result in a new 60-day holding period. c. Exceptions to the Holding Periods i.Transactions in Managed Accounts ii. U.S. Treasury obligations iii. Bona fide hedging transactions, identified as such to the Legal and Compliance Department prior to execution, on the following broad-based indices: S&P 500, NASDAQ, 7-10 Year Treasury Bond Index, 20+ Year Treasury Bond Index, Russell 2000 and Dow Jones Industrial Average. iv. Positions where at time of order entry, there is an expected loss of at least 10%.This exclusion does not apply to losses in options on equities. v. Notwithstanding the foregoing, on a limited basis and with the prior approval of the Legal and Compliance Department and CIO (or designee), shares that have been held for at least one year may be sold even if additional shares of the same security were purchased in the last 30 calendar days. vi. The 60-day holding period shall not apply to: • Taxable and tax-exempt money market funds; 21

• Variable annuity contracts for which a Fund does not serve as the underlying investment vehicle; and • Shares of an investment company that are purchased through an automatic investment program or payroll deduction. vii. The above exclusions shall not apply if, in the opinion of the Legal and Compliance Department, a pattern of excessive trading exists. Any requests for exceptions to the above holding periods must be submitted to the Legal and Compliance Department. 6. Code Procedures Monitoring The Legal and Compliance Department will conduct post-trade monitoring of employee trades to ascertain that such trading conforms to the procedures above, and where required, that employees have obtained the necessary pre-trade approvals as may be applicable. F. NB Funds’ Ethics and Compliance Committee 1. The Ethics and Compliance Committee shall be composed of at least two members who shall be Disinterested Director/Trustees selected by the Board of Directors/Trustees of the Company/Trust (the “Board”). The Ethics and Compliance Committee shall consult regularly with the Legal and Compliance Department and/or the NB Funds Chief Compliance Officer and either the Committee or the Board shall meet no less frequently than annually with the Legal and Compliance Department and/or the NB Funds Chief Compliance Officer regarding the implementation of this Code. The Legal and Compliance Department shall provide the Ethics and Compliance Committee with such reports as are required herein or as are requested by the Ethics and Compliance Committee. A quarterly report shall be provided to the Board certifying that except as specifically disclosed to the Ethics and Compliance Committee, the Legal and Compliance Department knows of no violations of the Code of Ethics and the NB Funds Chief Compliance Officer shall attend all regular meetings of the Board to report on the implementation of this Code. 2. 3. G. Annual Report to the NB Funds’ Board No less frequently than annually and concurrently with reports to the Board, the NB Funds Chief Compliance Officer shall furnish to the Funds, and the Board must consider a written report that: • describes any issues arising under this Code or procedures concerning personal investing since the last such report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; 22

• certifies that NBIA, the Firm or any NB Adviser, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and identifies any recommended changes in existing restrictions or procedures based upon the fund's experience under the Code, evolving industry practices, or developments in applicable laws or regulations. • H. Administration 1. All Access Persons must be presented with a copy of this Code of Ethics upon commencement of employment and any amendments thereafter. 2. All Access Persons are required to read this Code of Ethics and to acknowledge in writing that they have read, understood and agreed to abide by this Code of Ethics, upon commencement of employment and on an annual basis thereafter. In addition, Access Persons are required to read and understand any amendments thereto. 3. All Access Persons are required to provide a list of their Covered Accounts. 4. Access Persons who violate the rules of this Code of Ethics are subject to sanctions, which may include censure, suspension or termination of employment. 5. Nothing contained in this Code of Ethics shall be interpreted as relieving any Covered Account from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of Access Persons. 6. If any Access Person has any question with regard to the applicability of the provisions of this Code of Ethics generally or with regard to any securities transaction, he or she should consult with Legal and Compliance. 7. The Legal and Compliance Department may grant exceptions to the requirements of this Code based upon individual facts and circumstances. Exceptions granted will be documented and retained in accordance with record-k e e pi n g r e q ui r e m e nt s . Exceptions will not serve as precedent for additional exceptions, even under similar circumstances. I. Recordkeeping The Firm shall maintain the following records: 1. A copy of this Code of Ethics and any Code of Ethics that has been in effect within the previous five years. 2. Any record of any violation of this Code of Ethics and any action taken as a result of the violation. These records shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs. 23

3. A copy of each report made by an Access Person as required by this Code of Ethics, including any information provided in lieu of the monthly reports. These records shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information provided, the first two years in an easily accessible place. 4. A record of all persons, currently or within the past five years, who are or were required to make reports under this Code of Ethics, or who are or were responsible for reviewing these reports. These records shall be maintained in an easily accessible place. 5. A copy of each decision to approve an acquisition by an Access Person of any Private Placement. These records must be maintained for at least five years after the end of the fiscal year in which the approval is granted. Previous Revisions: January 2013 24

EXHIBIT A Compliance Contacts (646) 497-4668 (646) 497-4681 (646) 497-4102 (646) 497-4770 (212) 476-8229 25 NB Adviser Compliance Contact Contact Information NB Alternative Investment Management LLC NB Alternatives Advisers LLC - Alternatives Yonah Feder, CCO (212) 476-8532 Neuberger Berman Investment Advisers LLC: Fixed Income Brian Lord, CCO MaryAnn McCann (312) 325-7707 (312) 627-4338 Neuberger Berman Investment Advisers LLC: Equity Neuberger Berman LLC Brad Cetron, CCO Henry Rosenberg Joshua Blackman Jason Hauptman Stacy Miller Alyssa Benson Christina Korzeniowski Christopher Altieri (646) 497-4654 (646) 497-4791 (646) 497-4663 (212) 476-8120 (646) 497-4603 (646) 497-4677 Neuberger Berman Management LLC Neuberger Berman Investment Advisers LLC: Mutual Funds Chamaine Williams, CCO (RIA) Ludmila Chwazik Chdris iCl onCnhorik Kevin Pemberton Noel Daugherty Belinda Leung (646) 497-4934 (212) 476-45140320 (646) 497-4653 Neuberger Berman Trust Company N.A. Neuberger Berman Trust Company of Delaware N.A Benedykt Szwalbenest, CCO (212) 476-9869

EXHIBIT B Applicability of Code Procedures to Temporary Access Persons This section describes the requirements under the Code procedures applicable to Temporary Access Persons who will be on the Firm’s premises for ninety (90) days or more. The Legal and Compliance Department reserves the right to treat persons who will be on the Firm’s premises for less than ninety (90) days as Temporary Access Persons if it deems so appropriate. Absent specific mention in this section, Temporary Access Persons are subject to all other provisions of the Code. D.1. Reporting Requirements – Temporary Access Persons 1. Initial Disclosure a. All Temporary Access Persons must disclose their Covered Accounts within 10 calendar days of becoming a Temporary Access Person. The initial holdings disclosure must include all Covered Accounts in which the Temporary Access Person has a direct or indirect Beneficial Interest. Temporary Access Persons may satisfy this requirement by providing copies of their account statements for all Covered Accounts to the Legal and Compliance Department (as applicable). The information provided must be current as of a date no more than 45 days prior to the date the person became an Access Person. Temporary Access Persons will be provided with a copy of the Code of Ethics and be required to acknowledge receipt of the Code b. c. 2. Ongoing Disclosure a. Temporary Access Persons must provide the Legal and Compliance Department with duplicate statements of all Covered Accounts disclosed, on a monthly basis (or quarterly, as may be applicable) for their duration at the Firm. 3. Annual Disclosure a. Temporary Access Persons who are with the Firm at the time the annual affirmation takes place, must affirm that all their Covered Accounts have been reported and are reflected in iCompliance. b. Temporary Access Persons are required to certify that they have read, understand, and complied with the Code of Ethics and the Insider Trading Policy and Procedures, and have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code. c. The information provided must be current as of a date no more than 45 days of the date the report is submitted. 26

d. With respect to any Managed Account, Temporary Access Persons must certify that they do not place, recommend, approve or direct transactions in such account. E.1. Maintenance of Covered Accounts 1. Temporary Access Persons are not required to hold their Covered Accounts at Neuberger Berman, but must either 1) direct their broker, adviser or trustee, as applicable, to provide duplicate copies of all trade confirmations, as well as copies of account statements to the Legal and Compliance Department for their duration at the Firm, or 2) provide copies of their trade confirmations and account statements to the Legal and Compliance Department. E.2. Pre-Clearance of Securities Transactions 1. Temporary Access Persons are required to obtain prior approval for transactions in Covered Accounts by submitting a pre-clearance request in iCompliance. E.3. Same-Day Blackout Period 1. A Temporary Access Person of a Fund may not buy or sell a Covered Security on a day during which any Related Client executes either a “buy” or “sell” order in the same security (“Same Day Blackout Period”). 2. Purchases that occur within the Same Day Blackout Period will be required to be “broken.” Any losses will be incurred by the Covered Account and any gains (including gains disgorged from a sale within the Same Day Blackout Period) may be donated to a charitable organization designated by the Firm. E.4. Price Restitution 1. Same Day Price Restitution a. If a Temporary Access Person purchases or sells a Covered Security in a Covered Account and a Client purchases or sells the same security during the same day, the Temporary Access Person may not receive a more favorable price than that received by the Client. 2. Five(5)/One(1) Day Price Restitution a. If a Temporary Access Person purchases or sells a Covered Security within five (5) business days prior, or one (1) business day subsequent to a Related Client (“5/1 Price Restitution”), the Temporary Advisory Person may not receive a more favorable price than that received by the Related Client. 27

E.5. Holding Periods 1. Thirty (30) Day Holding Period a. All securities positions, including both long and short positions, established in any Covered Account must be held for at least 30 calendar days (beginning on the day of the transaction) measured on a Last In-First Out (“LIFO”) basis. 2. Sixty (60) Day Holding Period a. Temporary Access Persons are required to hold shares of any Fund for at least 60 days, measured on a LIFO basis. After the holding period has lapsed, Fund shares may be redeemed or exchanged; however, the redemption or exchange of such shares will result in a new 60-day holding period. 28